EXHIBIT 23.2
Consent of Deloitte & Touche LLP, independent public accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements and the financial statement schedule of Knight Transportation, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standard No. 123(R), Share-based Payment , using the modified prospective method in 2006 and the adoption of the provisions of the Financial Accounting Standards Board Interpretation No. 48,  Accounting for Uncertainty in Income Taxes,  in 2007) and the effectiveness of Knight Transportation, Inc.'s internal control over financial reporting dated February 29, 2008, appearing in the Annual Report on Form 10-K of Knight Transportation, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
August 4, 2008